                                                                      EXHIBIT 21

                           WHOLLY-OWNED SUBSIDIARIES

                                       OF

                                   SATX, INC.

NAME OF SUBSIDIARY                            STATE OF INCORPORATION
------------------                            ----------------------

DebitFone International, Inc.                 Florida

J.F.A. Tech, Inc.                             California